EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350
In connection with the Form 10-K (the “Report”) of Ferro Corporation (the “Company”) for the period ending December 31, 2021, I, Benjamin J. Schlater, Group Vice President and Chief Financial Officer of the Company, certify that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Benjamin J. Schlater

Benjamin J. Schlater
Group Vice President and Chief Financial Officer

Date: March 1, 2022